SECURITIES  AND EXCHANGE COMMISSION
Washington,  D.C.    20549



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FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported ):   June 1, 1998



MAINSTREET  BANKGROUP INCORPORATED

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(Exact name of as specified in charter)


      Virginia              0-8622              54-1046817

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 (State or other         (Commission            IRS Employer
  jurisdiction of        File Number)        Identification No.)
  incorporation)


P.O. BOX 4831, Martinsville, Virginia    24115-4831

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(Address of principal executive offices )      (Zip Code)

Registrant's telephone number, including area code:
540-666-6724
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Item 5.    Other Events

	This current report on Form 8-K is filed by MainStreet
BankGroup Incorporated ("MainStreet") to report that effective
June 1, 1998 the legal name was changed to MainStreet Financial
Corporation ("MainStreet").

	MainStreet is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns eleven community banks ( 45 offices), and two nonbanking subsidiaries. One nonbank subsidiary is a trust company chartered as a limited purpose national banking association and the other is a trust formed under the laws of the State of Delaware, exclusively for the purpose of issuing Trust Securities and investing the proceeds in 8.90% Junior Subordinated Deferrable Interest Debentures issued by MainStreet. MainStreet had total assets of $2.0 billion at March 31, 1998. MainStreet currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the City of Richmond and the Towns of Ashland and Mechanicsville and the Counties of Hanover, Henrico and Chesterfield; the County of Fairfax and the Cities of Reston and McClean, Virginia; the town of College Park and Prince George's County, Maryland and contiguous areas.

	MainStreet also has a pending acquisition with Ballston Bancorp, Inc., ("Ballston"), organized under the laws of the State of Delaware. Ballston is a holding company with one subsidiary, The Bank of Northern Virginia, which serves the Arlington, Virginia area with three offices. A fourth office will be opened in the Falls Church, Virginia area in the near future. At March 31, 1998, Ballston had total assets of $75.7 million.

	MainStreet will continue to trade under the NASDAQ symbol of MSBC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

					MAINSTREET BANKGROUP INCORPORATED

Date: June 4, 1998              By:   /S/ James E. Adams
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						James E. Adams
						Chief Financial Officer,
						Executive Vice President,
                                                Treasurer